AGREEMENT AND PLAN OF
REORGANIZATION
      This AGREEMENT AND PLAN OF
REORGANIZATION (the "Agreement") is
made as of the 7th day of June, 2013, by and
among Pioneer Series Trust II, a Delaware
statutory trust, on behalf of its series, Pioneer
Growth Opportunities Fund, with its principal
place of business at 60 State Street, Boston,
Massachusetts 02109, Pioneer Series Trust I, a
Delaware statutory trust, on behalf of its series,
Pioneer Select Mid Cap Growth Fund, with its
principal place of business at 60 State Street,
Boston, Massachusetts 02109, and, solely for
purposes of paragraph 9.2 hereof, Pioneer
Investment Management, Inc. ("Pioneer").
Pioneer Growth Opportunities Fund and Pioneer
Select Mid Cap Growth Fund are sometimes
referred to collectively herein as the "Funds"
and individually as a "Fund."
      This Agreement is intended to constitute
a plan of a "reorganization" as defined in
Section 368(a) of the United States Internal
Revenue Code of 1986, as amended (the
"Code"), and the Treasury Regulations
thereunder.  The reorganization (the
"Reorganization") will consist of (1) the
transfer of all of the assets of Pioneer Select
Mid Cap Growth Fund to Pioneer Growth
Opportunities Fund solely in exchange for (A)
the issuance of Class A, Class C and Class Y
shares of beneficial interest of Pioneer Growth
Opportunities Fund (collectively, the "Growth
Opportunities Fund Shares" and each, a
"Growth Opportunities Fund Share") to
Pioneer Select Mid Cap Growth Fund, and (B)
the assumption by Pioneer Growth
Opportunities Fund of all of the liabilities of
Pioneer Select Mid Cap Growth Fund on the
closing date of the Reorganization (the "Closing
Date"), and (2) the distribution by Pioneer
Growth Opportunities Fund, on or promptly
after the Closing Date as provided herein, of the
Growth Opportunities Fund Shares to the
shareholders of Pioneer Select Mid Cap Growth
Fund in complete liquidation of Pioneer Select
Mid Cap Growth Fund, all upon the terms and
conditions hereinafter set forth in this
Agreement.  The parties hereby adopt this
Agreement as a "plan of reorganization" within
the meaning of Treasury Regulations Sections
1.368-2(g) and 1.368-3(a).
      WHEREAS, Pioneer Series Trust II and
Pioneer Series Trust I are each registered
investment companies classified as management
companies of the open-end type.
      WHEREAS, Pioneer Growth
Opportunities Fund is authorized to issue shares
of beneficial interest.
      WHEREAS, the Board of Trustees of
each of Pioneer Series Trust II and Pioneer
Series Trust I have determined that the
Reorganization is in the best interests of Pioneer
Growth Opportunities Fund shareholders and
Pioneer Select Mid Cap Growth Fund
shareholders, respectively, and is not dilutive of
the interests of those shareholders.
      NOW, THEREFORE, in consideration
of the premises of the covenants and agreements
hereinafter set forth, the parties hereto covenant
and agree as follows:
1.	TRANSFER OF ASSETS OF
PIONEER SELECT MID CAP
GROWTH FUND IN EXCHANGE
FOR SHARES OF PIONEER
GROWTH OPPORTUNITIES FUND
AND ASSUMPTION OF THE
ASSUMED LIABILITIES;
LIQUIDATION AND
TERMINATION OF PIONEER
SELECT MID CAP GROWTH
FUND.
      1.1	Subject to the terms and
conditions herein set forth and on the basis of
the representations and warranties contained
herein, Pioneer Select Mid Cap Growth Fund
will transfer all of its assets as set forth in
Paragraph 1.2 (the "Select Mid Cap Growth
Fund Assets") to Pioneer Growth Opportunities
Fund free and clear of all liens and
encumbrances (other than those arising under
the Securities Act of 1933, as amended (the
"Securities Act"), liens for taxes not yet due
and contractual restrictions on the transfer of the
Select Mid Cap Growth Fund Assets) and
Pioneer Growth Opportunities Fund agrees in
exchange therefor: (i) to issue to Pioneer Select
Mid Cap Growth Fund the number of Growth
Opportunities Fund Shares, including fractional
Growth Opportunities Fund Shares, of each
class with an aggregate net asset value ("NAV")
equal to the NAV of Pioneer Select Mid Cap
Growth Fund attributable to the corresponding
class of Pioneer Select Mid Cap Growth Fund's
shares, as determined in the manner set forth in
Paragraphs 2.1 and 2.2; and (ii) to assume all of
the liabilities and obligations of Pioneer Select
Mid Cap Growth Fund, whether accrued or
contingent, known or unknown, existing at the
Closing Date (collectively, the "Assumed
Liabilities").  Such transactions shall take place
at the Closing (as defined in Paragraph 3.1
below).
      1.2	(a)	The Select Mid Cap
Growth Fund Assets shall consist of all of
Pioneer Select Mid Cap Growth Fund's
property, including, without limitation, all
portfolio securities and instruments, dividends
and interest receivables, cash, goodwill,
contractual rights and choses in action of
Pioneer Select Mid Cap Growth Fund or
Pioneer Series Trust I in respect of Pioneer
Select Mid Cap Growth Fund, all other
intangible property owned by Pioneer Select
Mid Cap Growth Fund, originals or copies of all
books and records of Pioneer Select Mid Cap
Growth Fund, and all other assets of Pioneer
Select Mid Cap Growth Fund on the Closing
Date.  Pioneer Growth Opportunities Fund shall
also be entitled to receive copies of all records
that Pioneer Select Mid Cap Growth Fund is
required to maintain under the Investment
Company Act of 1940, as amended (the
"Investment Company Act"), and the rules of
the Securities and Exchange Commission (the
"Commission") promulgated thereunder to the
extent such records pertain to Pioneer Select
Mid Cap Growth Fund.
            (b)	Pioneer Select Mid Cap
Growth Fund has provided Pioneer Growth
Opportunities Fund with a list of all of Pioneer
Select Mid Cap Growth Fund's securities and
other assets as of the date of execution of this
Agreement, and Pioneer Growth Opportunities
Fund has provided Pioneer Select Mid Cap
Growth Fund with a copy of the current
fundamental investment policies and restrictions
and fair value procedures applicable to Pioneer
Growth Opportunities Fund.  Pioneer Select
Mid Cap Growth Fund reserves the right to sell
any of such securities or other assets before the
Closing Date (except to the extent sales may be
limited by representations of Pioneer Select Mid
Cap Growth Fund contained herein or in the
Select Mid Cap Growth Fund Tax
Representation Certificate (as defined below)
and made in connection with the issuance of the
tax opinion provided for in Paragraph 8.4
hereof) and agrees not to acquire any portfolio
security that is not an eligible investment for, or
that would violate an investment policy or
restriction of, Pioneer Growth Opportunities
Fund.
      1.3	Pioneer Select Mid Cap Growth
Fund will endeavor to discharge all of its known
liabilities and obligations that are or will
become due prior to the Closing.
      1.4	On or as soon after the Closing
Date as is conveniently practicable (the
"Liquidation Date"), Pioneer Series Trust I
shall liquidate Pioneer Select Mid Cap Growth
Fund and distribute pro rata to its shareholders
of record, determined as of the close of regular
trading on the New York Stock Exchange on the
Closing Date (the "Select Mid Cap Growth
Fund Shareholders"), the Growth
Opportunities Fund Shares received by Pioneer
Select Mid Cap Growth Fund pursuant to
Paragraph 1.1 hereof.  Each Select Mid Cap
Growth Fund Shareholder shall receive the
number of full and fractional Growth
Opportunities Fund Shares of the class
corresponding to the class of shares of
beneficial interest in Pioneer Select Mid Cap
Growth Fund (the "Select Mid Cap Growth
Fund Shares") held by such Select Mid Cap
Growth Fund Shareholder that have an
aggregate NAV equal to the aggregate NAV of
the Select Mid Cap Growth Fund Shares held of
record by such Select Mid Cap Growth Fund
Shareholder on the Closing Date.  Such
liquidation and distribution will be
accomplished by Pioneer Series Trust I
instructing Pioneer Series Trust II to transfer the
Growth Opportunities Fund Shares then credited
to the account of Pioneer Select Mid Cap
Growth Fund on the books of Pioneer Growth
Opportunities Fund to open accounts on the
share records of Pioneer Growth Opportunities
Fund established and maintained by Pioneer
Growth Opportunities Fund's transfer agent in
the names of the Select Mid Cap Growth Fund
Shareholders and representing the respective pro
rata number of the Growth Opportunities Fund
Shares due the Select Mid Cap Growth Fund
Shareholders.  Pioneer Series Trust I shall
promptly provide Pioneer Series Trust II with
evidence of such liquidation and distribution.
All issued and outstanding Select Mid Cap
Growth Fund Shares will simultaneously be
cancelled on the books of Pioneer Select Mid
Cap Growth Fund, and Pioneer Select Mid Cap
Growth Fund will be dissolved.  Pioneer Growth
Opportunities Fund shall not issue certificates
representing the Growth Opportunities Fund
Shares in connection with such exchange.
      1.5	Ownership of Growth
Opportunities Fund Shares will be shown on the
books of Pioneer Growth Opportunities Fund's
transfer agent.  Any certificates representing
ownership of Select Mid Cap Growth Fund
Shares that remain outstanding on the Closing
Date shall be deemed to be cancelled and shall
no longer evidence ownership of Select Mid
Cap Growth Fund Shares.
      1.6	Any transfer taxes payable upon
issuance of Growth Opportunities Fund Shares
in a name other than the registered holder of the
Select Mid Cap Growth Fund Shares on the
books of Pioneer Select Mid Cap Growth Fund
as of that time shall, as a condition of such
issuance and transfer, be paid by the person to
whom such Growth Opportunities Fund Shares
are to be issued and transferred.
      1.7	Any reporting responsibility of
Pioneer Series Trust I with respect to Pioneer
Select Mid Cap Growth Fund for periods ending
on or before the Closing Date, including, but not
limited to, the responsibility for filing of
regulatory reports, or other documents with the
Commission, any state securities commissions,
and any federal, state or local tax authorities or
any other relevant regulatory authority, is and
shall remain the responsibility of Pioneer Select
Mid Cap Growth Fund.
2.	VALUATION
      2.1	The NAV per share of each class
of the Growth Opportunities Fund Shares and
the NAV per share of each class of Pioneer
Select Mid Cap Growth Fund shall, in each
case, be determined as of the close of regular
trading on the New York Stock Exchange
(generally, 4:00 p.m., Eastern time) on the
Closing Date (the "Valuation Time").  Pioneer
shall compute the NAV per Growth
Opportunities Fund Share in the manner set
forth in Pioneer Series Trust II's Agreement and
Declaration of Trust (the "Declaration"), or
By-Laws, and Pioneer Series Trust II's then-
current prospectus and statement of additional
information.  Pioneer shall compute the NAV
per share of Pioneer Select Mid Cap Growth
Fund in the manner set forth in Pioneer Series
Trust I's Agreement and Declaration of Trust, or
By-Laws, and Pioneer Select Mid Cap Growth
Fund's then-current prospectus and statement of
additional information.  Pioneer shall confirm to
Pioneer Growth Opportunities Fund the NAV of
Pioneer Select Mid Cap Growth Fund.
      2.2	The number of shares of each
class of Growth Opportunities Fund Shares to
be issued (including fractional shares, if any) in
exchange for the Select Mid Cap Growth Fund
Assets and the assumption of the Assumed
Liabilities shall be determined by Pioneer by
dividing the NAV of Pioneer Select Mid Cap
Growth Fund attributable to each class of
Pioneer Select Mid Cap Growth Fund's shares,
as determined in accordance with Paragraph 2.1,
by the NAV of a Growth Opportunities Fund
Share of the corresponding class, as determined
in accordance with Paragraph 2.1.
      2.3	Pioneer Growth Opportunities
Fund and Pioneer Select Mid Cap Growth Fund
shall cause Pioneer to deliver a copy of its
valuation report to the other party at Closing (as
defined in Paragraph 3.1).  All computations of
value shall be made by Pioneer or its agents in
accordance with its regular practice as pricing
agent for Pioneer Growth Opportunities Fund
and Pioneer Select Mid Cap Growth Fund.
3.	CLOSING AND CLOSING DATE
      3.1	The Closing Date shall be June 7,
2013, or such other earlier or later date as the
parties may agree.  All acts necessary to
consummate the Reorganization (the "Closing")
shall be deemed to take place simultaneously as
of 5:00 p.m. (Eastern time) on the Closing Date
unless otherwise agreed by the parties.  The
Closing shall be held at the offices of Bingham
McCutchen LLP, One Federal Street, Boston,
Massachusetts, or at such other place as the
parties may agree.
      3.2	Portfolio securities that are held
other than in book-entry form in the name of
Brown Brothers Harriman & Co. (the "Select
Mid Cap Growth Fund Custodian") as record
holder for Pioneer Select Mid Cap Growth Fund
shall be presented by Pioneer Select Mid Cap
Growth Fund to Brown Brothers Harriman &
Co. (the "Growth Opportunities Fund
Custodian") for examination no later than three
(3) business days preceding the Closing Date.
Such portfolio securities shall be delivered by
Pioneer Select Mid Cap Growth Fund to the
Growth Opportunities Fund Custodian for the
account of Pioneer Growth Opportunities Fund
on the Closing Date, duly endorsed in proper
form for transfer, in such condition as to
constitute good delivery thereof in accordance
with the custom of brokers, and shall be
accompanied by all necessary federal and state
stock transfer stamps or a check for the
appropriate purchase price thereof.  Portfolio
securities held of record by the Select Mid Cap
Growth Fund Custodian in book-entry form on
behalf of Pioneer Select Mid Cap Growth Fund
shall be delivered by the Select Mid Cap
Growth Fund Custodian through the Depository
Trust Company to the Growth Opportunities
Fund Custodian and by the Growth
Opportunities Fund Custodian recording the
beneficial ownership thereof by Pioneer Growth
Opportunities Fund on the Growth
Opportunities Fund Custodian's records.  Any
cash shall be delivered by the Select Mid Cap
Growth Fund Custodian transmitting
immediately available funds by wire transfer to
the Growth Opportunities Fund Custodian the
cash balances maintained by the Select Mid Cap
Growth Fund Custodian and the Growth
Opportunities Fund Custodian crediting such
amount to the account of Pioneer Growth
Opportunities Fund.
      3.3	The Growth Opportunities Fund
Custodian shall deliver within one business day
after the Closing a certificate of an authorized
officer stating that: (a) the Select Mid Cap
Growth Fund Assets have been delivered in
proper form to Pioneer Growth Opportunities
Fund on the Closing Date, and (b) all necessary
transfer taxes including all applicable federal
and state stock transfer stamps, if any, have
been paid, or provision for payment has been
made in conjunction with the delivery of
portfolio securities as part of the Select Mid Cap
Growth Fund Assets.
      3.4	If on the Closing Date (a) the
New York Stock Exchange is closed to trading
or trading thereon shall be restricted or (b)
trading or the reporting of trading on such
exchange or elsewhere is disrupted so that
accurate appraisal of the NAV of the Growth
Opportunities Fund Shares or Pioneer Select
Mid Cap Growth Fund pursuant to Paragraph
2.1 is impracticable (in the judgment of the
Board of Pioneer Series Trust II with respect to
Pioneer Growth Opportunities Fund and the
Board of Pioneer Series Trust I with respect to
Pioneer Select Mid Cap Growth Fund), the
Closing Date shall be postponed until the first
business day after the day when trading shall
have been fully resumed and reporting shall
have been restored or such later date as may be
mutually agreed in writing by an authorized
officer of each party.
      3.5	Pioneer Select Mid Cap Growth
Fund shall deliver at the Closing a list of the
names, addresses, federal taxpayer identification
numbers and backup withholding and
nonresident alien withholding statuses and
certificates of the Select Mid Cap Growth Fund
Shareholders and the number and percentage
ownership of outstanding Select Mid Cap
Growth Fund Shares owned by each Select Mid
Cap Growth Fund Shareholder as of the
Valuation Time, certified by the President or
Vice President or a Secretary or Assistant
Secretary of Pioneer Series Trust I and its
Treasurer, Secretary or other authorized officer
(the "Shareholder List") as being an accurate
record of the information (a) provided by the
Select Mid Cap Growth Fund Shareholders, (b)
provided by the Select Mid Cap Growth Fund
Custodian, or (c) derived from Pioneer Series
Trust I's records by such officers or one of
Pioneer Series Trust I's service providers.
Pioneer Growth Opportunities Fund shall issue
and deliver to Pioneer Select Mid Cap Growth
Fund a confirmation evidencing the Growth
Opportunities Fund Shares to be credited on the
Closing Date, or provide evidence satisfactory
to Pioneer Select Mid Cap Growth Fund that
such Growth Opportunities Fund Shares have
been credited to Pioneer Select Mid Cap Growth
Fund's account on the books of Pioneer Growth
Opportunities Fund.  At the Closing, each party
shall deliver to the other such bills of sale,
checks, assignments, stock certificates, receipts
or other documents as such other party or its
counsel may reasonably request.
4.	REPRESENTATIONS AND
WARRANTIES
      4.1	Except as set forth on Schedule
4.1 of this Agreement, Pioneer Series Trust I, on
behalf of Pioneer Select Mid Cap Growth Fund,
represents, warrants and covenants to Pioneer
Growth Opportunities Fund as follows:
            (a)	Pioneer Select Mid Cap
Growth Fund is a series of Pioneer Series Trust
I.  Pioneer Series Trust I is a statutory trust
validly existing and in good standing under the
laws of the State of Delaware and has the power
to own all of its properties and assets and to
perform its obligations under this Agreement.
Pioneer Select Mid Cap Growth Fund is not
required to qualify to do business in any
jurisdiction in which it is not so qualified or
where failure to qualify would subject it to any
material liability or disability. Pioneer Select
Mid Cap Growth Fund has all necessary federal,
state and local authorizations to own all of its
properties and assets and to carry on its business
as now being conducted;
            (b)	Pioneer Series Trust I is a
registered investment company classified as a
management company of the open-end type, and
its registration with the Commission as an
investment company under the Investment
Company Act is in full force and effect;
            (c)	Pioneer Series Trust I is
not in violation of, and the execution and
delivery of this Agreement and the performance
of its obligations under this Agreement on
behalf of Pioneer Select Mid Cap Growth Fund
will not result in a material violation of, any
provision of Pioneer Series Trust I's Declaration
or By-Laws or any material agreement,
indenture, instrument, contract, lease or other
undertaking with respect to Pioneer Select Mid
Cap Growth Fund to which Pioneer Series Trust
I, on behalf of Pioneer Select Mid Cap Growth
Fund, is a party or by which Pioneer Select Mid
Cap Growth Fund or any of its assets are bound;
            (d)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is
currently pending or to its knowledge threatened
against Pioneer Select Mid Cap Growth Fund or
any of Pioneer Select Mid Cap Growth Fund's
properties or assets that, if adversely
determined, would materially and adversely
affect its financial condition or the conduct of
Pioneer Select Mid Cap Growth Fund's
business.  Pioneer Select Mid Cap Growth Fund
is not a party to or subject to the provisions of
any order, decree or judgment of any court or
governmental body which materially adversely
affects Pioneer Select Mid Cap Growth Fund's
business or its ability to consummate the
transactions contemplated herein or would be
binding upon Pioneer Growth Opportunities
Fund as the successor to Pioneer Select Mid Cap
Growth Fund;
            (e)	All material contracts or
other commitments of Pioneer Select Mid Cap
Growth Fund (other than this Agreement or
agreements for the purchase and sale of
securities entered into in the ordinary course of
business and consistent with its obligations
under this Agreement) will terminate at or prior
to the Closing Date and no such termination will
result in liability to Pioneer Select Mid Cap
Growth Fund (or Pioneer Growth Opportunities
Fund);
            (f)	The Statement of Assets
and Liabilities of Pioneer Select Mid Cap
Growth Fund, and the related Statements of
Operations and Changes in Net Assets, as of and
for the fiscal year ended November 30, 2012,
have been audited by Ernst & Young LLP,
independent registered public accounting firm,
and are in accordance with generally accepted
accounting principles ("GAAP") consistently
applied and fairly reflect, in all material
respects, the financial condition of Pioneer
Select Mid Cap Growth Fund as of such date
and the results of its operations for the period
then ended, and all known liabilities, whether
actual or contingent, of Pioneer Select Mid Cap
Growth Fund as of the date thereof are disclosed
therein.  The Statement of Assets and Liabilities
will be in accordance with GAAP consistently
applied and will fairly reflect, in all material
respects, the financial condition of Pioneer
Select Mid Cap Growth Fund as of such date
and the results of its operations for the period
then ended.  Except for the Assumed Liabilities,
Pioneer Select Mid Cap Growth Fund will not
have any known or contingent liabilities on the
Closing Date.  No significant deficiency,
material weakness, fraud, significant change or
other factor that could significantly affect the
internal controls of Pioneer Select Mid Cap
Growth Fund has been disclosed or is required
to be disclosed in Pioneer Select Mid Cap
Growth Fund's reports on Form N-CSR to
enable the chief executive officer and chief
financial officer or other officers of Pioneer
Series Trust I to make the certifications required
by the Sarbanes-Oxley Act, and no deficiency,
weakness, fraud, change, event or other factor
exists with respect to Pioneer Select Mid Cap
Growth Fund that will be required to be
disclosed in Pioneer Select Mid Cap Growth
Fund's Form N-CSR after the Closing Date;
            (g)	Since the most recent
fiscal year end, except as specifically disclosed
in Pioneer Select Mid Cap Growth Fund's
prospectus or its statement of additional
information as in effect on the date of this
Agreement, there has not been any material
adverse change in Pioneer Select Mid Cap
Growth Fund's financial condition, assets,
liabilities, business or prospects, or any
incurrence by Pioneer Select Mid Cap Growth
Fund of indebtedness, except for normal
contractual obligations incurred in the ordinary
course of business or in connection with the
settlement of purchases and sales of portfolio
securities.  For the purposes of this
subparagraph (g) (but not for any other purpose
of this Agreement), a decline in NAV per Select
Mid Cap Growth Fund Share arising out of its
normal investment operations or a decline in
market values of securities in Pioneer Select
Mid Cap Growth Fund's portfolio, a decline in
net assets of Pioneer Select Mid Cap Growth
Fund as a result of redemptions or the discharge
of Pioneer Select Mid Cap Growth Fund's
liabilities shall not constitute a material adverse
change;
            (h)	Pioneer Select Mid Cap
Growth Fund is a separate series of Pioneer
Series Trust I treated as a separate corporation
from each other series of Pioneer Series Trust I
under Section 851(g) of the Code.  For each
taxable year of its existence, including the
taxable year ending on the Closing Date,
Pioneer Select Mid Cap Growth Fund has had in
effect an election to be treated as a "regulated
investment company" under Subchapter M of
the Code, has satisfied or will satisfy all of the
requirements of Subchapter M of the Code for
treatment as a regulated investment company,
and has been or will be eligible to compute its
federal income tax under Section 852 of the
Code.
            (i)	All issued and
outstanding Select Mid Cap Growth Fund
Shares are, and at the Closing Date will be,
legally issued and outstanding, fully paid and
nonassessable by Pioneer Select Mid Cap
Growth Fund.  All of the issued and outstanding
Select Mid Cap Growth Fund Shares will, at the
time of Closing, be held of record by the
persons and in the amounts set forth in the
Shareholder List submitted to Pioneer Growth
Opportunities Fund pursuant to Paragraph 3.5
hereof.  Pioneer Select Mid Cap Growth Fund
does not have outstanding any options, warrants
or other rights to subscribe for or purchase any
Select Mid Cap Growth Fund Shares, nor is
there outstanding any security convertible into
any Select Mid Cap Growth Fund Shares;
            (j)	At the Closing Date,
Pioneer Select Mid Cap Growth Fund will have
good and marketable title to the Select Mid Cap
Growth Fund Assets, and full right, power and
authority to sell, assign, transfer and deliver the
Select Mid Cap Growth Fund Assets to Pioneer
Growth Opportunities Fund, and, upon delivery
and payment for the Select Mid Cap Growth
Fund Assets, Pioneer Growth Opportunities
Fund will acquire good and marketable title
thereto, subject to no restrictions on the full
transfer thereof, except such restrictions as
might arise under the Securities Act;
            (k)	Pioneer Series Trust I has
the trust power and authority, on behalf of
Pioneer Select Mid Cap Growth Fund, to enter
into and perform its obligations under this
Agreement.  The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
Pioneer Series Trust I's Board of Trustees, and,
assuming due authorization, execution and
delivery by Pioneer Series Trust I, on behalf of
Pioneer Select Mid Cap Growth Fund, this
Agreement will constitute a valid and binding
obligation of Pioneer Series Trust I, on behalf of
Pioneer Select Mid Cap Growth Fund,
enforceable in accordance with its terms, subject
as to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and to
general equity principles;
            (l)	The information to be
furnished by Pioneer Series Trust I, on behalf of
Pioneer Select Mid Cap Growth Fund, to
Pioneer Growth Opportunities Fund for use in
applications for orders, registration statements
and other documents which may be necessary in
connection with the transactions contemplated
hereby and any information necessary to
compute the total return of Pioneer Select Mid
Cap Growth Fund shall be accurate and
complete in all material respects and shall
comply in all material respects with federal
securities and other laws and regulations
applicable thereto or the requirements of any
form for which its use is intended, and shall not
contain any untrue statement of a material fact
or omit to state a material fact necessary to
make the information provided not misleading;
            (m)	No consent, approval,
authorization or order of or filing with any court
or governmental authority is required for the
execution of this Agreement or the
consummation of the transactions contemplated
by this Agreement by Pioneer Series Trust I or
Pioneer Select Mid Cap Growth Fund, except
such as may be required under the Securities
Act, the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), the Investment
Company Act and the rules and regulations of
the Commission thereunder, state securities laws
and the Hart-Scott-Rodino Act;
            (n)	The provisions of Pioneer
Series Trust I's Declaration, Pioneer Series
Trust I's By-Laws and Delaware law do not
require the shareholders of Pioneer Select Mid
Cap Growth Fund to approve this Agreement or
the transactions contemplated herein in order for
Pioneer Series Trust I or Pioneer Select Mid
Cap Growth Fund to consummate the
transactions contemplated herein;
            (o)	All of the issued and
outstanding Select Mid Cap Growth Fund
Shares have been offered for sale and sold in
compliance in all material respects with all
applicable federal and state securities laws,
except as may have been previously disclosed in
writing to Pioneer Growth Opportunities Fund;
            (p)	The current prospectus
and statement of additional information of
Pioneer Select Mid Cap Growth Fund and any
amendments or supplements thereto did not as
of their dates or the dates of their distribution to
the public contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which such statements were
made, not materially misleading;
            (q)	Pioneer Select Mid Cap
Growth Fund currently complies in all material
respects with the requirements of, and the rules
and regulations under, the Investment Company
Act, the Securities Act, the Exchange Act, state
"Blue Sky" laws and all other applicable federal
and state laws or regulations.  Pioneer Select
Mid Cap Growth Fund currently complies in all
material respects with all investment objectives,
policies, guidelines and restrictions and any
compliance procedures established by Pioneer
Series Trust I with respect to Pioneer Select Mid
Cap Growth Fund.  All advertising and sales
material currently used by Pioneer Select Mid
Cap Growth Fund complies in all material
respects with the applicable requirements of the
Securities Act, the Investment Company Act,
the rules and regulations of the Commission
promulgated thereunder, and, to the extent
applicable, the Conduct Rules of the Financial
Industry Regulatory Authority ("FINRA") and
any applicable state regulatory authority.  All
registration statements, prospectuses, reports,
proxy materials or other filings required to be
made or filed with the Commission, FINRA or
any state securities authorities used by Pioneer
Select Mid Cap Growth Fund during the three
(3) years prior to the date of this Agreement
have been duly filed and have been approved or
declared effective, if such approval or
declaration of effectiveness is required by law.
Such registration statements, prospectuses,
reports, proxy materials and other filings under
the Securities Act, the Exchange Act and the
Investment Company Act (i) are or were in
compliance in all material respects with the
requirements of all applicable statutes and the
rules and regulations thereunder and (ii) do not
or did not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which they were made, not
false or misleading;
            (r)	Neither Pioneer Select
Mid Cap Growth Fund nor, to the knowledge of
Pioneer Select Mid Cap Growth Fund, any
"affiliated person" of Pioneer Select Mid Cap
Growth Fund has been convicted of any felony
or misdemeanor, described in Section 9(a)(1) of
the Investment Company Act, nor, to the
knowledge of Pioneer Select Mid Cap Growth
Fund, has any affiliated person of Pioneer Select
Mid Cap Growth Fund been the subject, or
presently is the subject, of any proceeding or
investigation with respect to any disqualification
that would be a basis for denial, suspension or
revocation of registration as an investment
adviser under Section 203(e) of the Investment
Advisers Act of 1940, as amended (the
"Investment Advisers Act"), or Rule 206(4)-
4(b) thereunder or of a broker-dealer under
Section 15 of the Exchange Act, or for
disqualification as an investment adviser,
employee, officer or director of an investment
company under Section 9 of the Investment
Company Act; and
            (s)	The tax representation
certificate to be delivered by Pioneer Series
Trust I, on behalf of Pioneer Select Mid Cap
Growth Fund, to Bingham McCutchen LLP at
the Closing pursuant to Paragraph 7.4 (the
"Select Mid Cap Growth Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
      4.2	Except as set forth on Schedule
4.2 of this Agreement, Pioneer Series Trust II,
on behalf of Pioneer Growth Opportunities
Fund, represents, warrants and covenants to
Pioneer Select Mid Cap Growth Fund, as
follows:
            (a)	Pioneer Growth
Opportunities Fund is a series of Pioneer Series
Trust II.  Pioneer Series Trust II is a statutory
trust validly existing and in good standing under
the laws of the State of Delaware.  Pioneer
Series Trust II has the power to own all of its
properties and assets and to perform its
obligations under this Agreement.  Pioneer
Growth Opportunities Fund is not required to
qualify to do business in any jurisdiction in
which it is not so qualified or where failure to
qualify would subject it to any material liability
or disability.  Pioneer Growth Opportunities
Fund has all necessary federal, state and local
authorizations to own all of its properties and
assets and to carry on its business as now being
conducted;
            (b)	Pioneer Series Trust II is
a registered investment company classified as a
management company of the open-end type, and
its registration with the Commission as an
investment company under the Investment
Company Act is in full force and effect;
            (c)	The current prospectus
and statement of additional information of
Pioneer Growth Opportunities Fund and any
amendment or supplement thereto, conform or
conformed at the time of their distribution to the
public in all material respects to the applicable
requirements of the Securities Act and the
Investment Company Act and the rules and
regulations of the Commission promulgated
thereunder and do not or did not at the time of
their distribution to the public include any
untrue statement of a material fact or omit to
state any material fact required to be stated
therein or necessary to make the statements
therein, in light of the circumstances under
which they were made, not materially
misleading;
            (d)	Pioneer Series Trust II's
registration statement on Form N-1A with
respect to Pioneer Growth Opportunities Fund
that will be in effect on the Closing Date, and
the prospectus and statement of additional
information of Pioneer Growth Opportunities
Fund included therein, will conform in all
material respects with the applicable
requirements of the Securities Act and the
Investment Company Act and the rules and
regulations of the Commission thereunder, and
did not as of the effective date thereof and will
not as of the Closing Date contain any untrue
statement of a material fact or omit to state any
material fact required to be stated therein or
necessary to make the statements therein, in
light of the circumstances in which they were
made, not misleading;
            (e)	Pioneer Series Trust II is
not in violation of, and the execution and
delivery of this Agreement and performance of
its obligations under this Agreement on behalf
of Pioneer Growth Opportunities Fund will not
result in a material violation of, any provisions
of the Declaration or By-Laws of Pioneer Series
Trust II or any material agreement, indenture,
instrument, contract, lease or other undertaking
with respect to Pioneer Growth Opportunities
Fund to which Pioneer Series Trust II, on behalf
of Pioneer Growth Opportunities Fund, is a
party or by which Pioneer Growth Opportunities
Fund or any of its assets is bound;
            (f)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is
currently pending or to its knowledge threatened
against Pioneer Growth Opportunities Fund or
any of Pioneer Growth Opportunities Fund's
properties or assets that, if adversely
determined, would materially and adversely
affect its financial condition or the conduct of
Pioneer Growth Opportunities Fund's business.
Neither Pioneer Series Trust II nor Pioneer
Growth Opportunities Fund is a party to or
subject to the provisions of any order, decree or
judgment of any court or governmental body
which materially adversely affects Pioneer
Growth Opportunities Fund's business or its
ability to consummate the transactions
contemplated herein;
            (g)	The Statement of Assets
and Liabilities of Pioneer Growth Opportunities
Fund, and the related Statements of Operations
and Changes in Net Assets, as of and for the
fiscal year ended December 31, 2012 have been
audited by Ernst & Young LLP, independent
registered public accounting firm, and are in
accordance with GAAP consistently applied and
fairly reflect, in all material respects, the
financial condition of Pioneer Growth
Opportunities Fund as of such date and the
results of its operations for the period then
ended, and all known liabilities, whether actual
or contingent, of Pioneer Growth Opportunities
Fund as of the date thereof are disclosed therein;
            (h)	Since the most recent
fiscal year end, except as specifically disclosed
in Pioneer Growth Opportunities Fund's
prospectus or its statement of additional
information as in effect on the date of this
Agreement, there has not been any material
adverse change in Pioneer Growth
Opportunities Fund's financial condition, assets,
liabilities, business or prospects, or any
incurrence by Pioneer Growth Opportunities
Fund of indebtedness, except for normal
contractual obligations incurred in the ordinary
course of business or in connection with the
settlement of purchases and sales of portfolio
securities.  For the purposes of this
subparagraph (h) (but not for any other purpose
of this Agreement), a decline in NAV per
Growth Opportunities Fund Share arising out of
its normal investment operations or a decline in
market values of securities in Pioneer Growth
Opportunities Fund's portfolio, a decline in net
assets of Pioneer Growth Opportunities Fund as
a result of redemptions or the discharge of
Pioneer Growth Opportunities Fund's liabilities
shall not constitute a material adverse change;
            (i)	Pioneer Growth
Opportunities Fund is a separate series of
Pioneer Series Trust II treated as a separate
corporation from each other series of Pioneer
Series Trust II under Section 851(g) of the
Code.  For each taxable year of its existence,
Pioneer Growth Opportunities Fund has had in
effect an election to be treated as a "regulated
investment company" under Subchapter M of
the Code, has satisfied all of the requirements of
Subchapter M of the Code for treatment as a
regulated investment company, and has been
eligible to compute its federal income tax under
Section 852 of the Code.  Pioneer Growth
Opportunities Fund expects to satisfy such
requirements and be so eligible for its taxable
year that includes the Closing Date;
            (j)	The authorized capital of
Pioneer Growth Opportunities Fund consists of
an unlimited number of shares of beneficial
interest, no par value per share.  As of the
Closing Date, Pioneer Growth Opportunities
Fund will be authorized to issue an unlimited
number of shares of beneficial interest, no par
value per share.  The Growth Opportunities
Fund Shares to be issued and delivered to
Pioneer Select Mid Cap Growth Fund for the
account of the Select Mid Cap Growth Fund
Shareholders pursuant to the terms of this
Agreement will have been duly authorized on
the Closing Date and, when so issued and
delivered, will be legally issued and
outstanding, fully paid and non-assessable.
Pioneer Growth Opportunities Fund does not
have outstanding any options, warrants or other
rights to subscribe for or purchase any Growth
Opportunities Fund Shares, nor is there
outstanding any security convertible into any
Growth Opportunities Fund Shares;
            (k)	All issued and
outstanding Growth Opportunities Fund Shares
are, and on the Closing Date will be, legally
issued, fully paid and non-assessable and have
been offered and sold in every state and the
District of Columbia in compliance in all
material respects with all applicable federal and
state securities laws;
            (l)	Pioneer Series Trust II
has the trust power and authority, on behalf of
Pioneer Growth Opportunities Fund, to enter
into and perform its obligations under this
Agreement.  The execution, delivery and
performance of this Agreement have been duly
authorized by all necessary action on the part of
Pioneer Series Trust II's Board of Trustees, and,
assuming due authorization, execution and
delivery by Pioneer Series Trust II, on behalf of
Pioneer Growth Opportunities Fund, this
Agreement will constitute a valid and binding
obligation of Pioneer Series Trust II, on behalf
of Pioneer Growth Opportunities Fund,
enforceable in accordance with its terms, subject
as to enforcement, to bankruptcy, insolvency,
reorganization, moratorium and other laws
relating to or affecting creditors' rights and to
general equity principles;
            (m)	The information to be
furnished in writing by Pioneer Series Trust II,
on behalf of Pioneer Growth Opportunities
Fund, for use in applications for orders,
registration statements and other documents
which may be necessary in connection with the
transactions contemplated hereby shall be
accurate and complete in all material respects
and shall comply in all material respects with
federal securities and other laws and regulations
applicable thereto or the requirements of any
form for which its use is intended, and shall not
contain any untrue statement of a material fact
or omit to state a material fact necessary to
make the information provided not misleading;
            (n)	No consent, approval,
authorization or order of or filing with any court
or governmental authority is required for the
execution of this Agreement or the
consummation of the transactions contemplated
by this Agreement by Pioneer Series Trust II or
Pioneer Growth Opportunities Fund, except
such as may be required under the Securities
Act, the Exchange Act, the Investment
Company Act and the rules and regulations of
the Commission thereunder, state securities laws
and the Hart-Scott-Rodino Act;
            (o)	Pioneer Growth
Opportunities Fund currently complies in all
material respects with, the requirements of, and
the rules and regulations under, the Investment
Company Act, the Securities Act, the Exchange
Act, state "Blue Sky" laws and all other
applicable federal and state laws or regulations.
Pioneer Growth Opportunities Fund currently
complies in all material respects with all
investment objectives, policies, guidelines and
restrictions and any compliance procedures
established by Pioneer Series Trust II with
respect to Pioneer Growth Opportunities Fund.
All advertising and sales material currently used
by Pioneer Growth Opportunities Fund
complies in all material respects with the
applicable requirements of the Securities Act,
the Investment Company Act, the rules and
regulations of the Commission, and, to the
extent applicable, the Conduct Rules of FINRA
and any applicable state regulatory authority.
All registration statements, prospectuses,
reports, proxy materials or other filings required
to be made or filed with the Commission,
FINRA or any state securities authorities used
by Pioneer Growth Opportunities Fund during
the three (3) years prior to the date of this
Agreement have been duly filed and have been
approved or declared effective, if such approval
or declaration of effectiveness is required by
law.  Such registration statements, prospectuses,
reports, proxy materials and other filings under
the Securities Act, the Exchange Act and the
Investment Company Act (i) are or were in
compliance in all material respects with the
requirements of all applicable statutes and the
rules and regulations thereunder and (ii) do not
or did not contain any untrue statement of a
material fact or omit to state a material fact
required to be stated therein or necessary to
make the statements therein, in light of the
circumstances in which they were made, not
false or misleading;
            (p)	Neither Pioneer Growth
Opportunities Fund nor, to the knowledge of
Pioneer Growth Opportunities Fund, any
"affiliated person" of Pioneer Growth
Opportunities Fund has been convicted of any
felony or misdemeanor, described in Section
9(a)(1) of the Investment Company Act, nor, to
the knowledge of Pioneer Growth Opportunities
Fund, has any affiliated person of Pioneer
Growth Opportunities Fund been the subject, or
presently is the subject, of any proceeding or
investigation with respect to any disqualification
that would be a basis for denial, suspension or
revocation of registration as an investment
adviser under Section 203(e) of the Investment
Advisers Act or Rule 206(4)-4(b) thereunder or
of a broker-dealer under Section 15 of the
Exchange Act, or for disqualification as an
investment adviser, employee, officer or
director of an investment company under
Section 9 of the Investment Company Act; and
            (q)	The tax representation
certificate to be delivered by Pioneer Series
Trust II, on behalf of Pioneer Growth
Opportunities Fund, to Bingham McCutchen
LLP at the Closing pursuant to Paragraph 6.3
(the "Growth Opportunities Fund Tax
Representation Certificate") will not on the
Closing Date contain any untrue statement of a
material fact or omit to state a material fact
necessary to make the statements therein not
misleading.
5.	COVENANTS OF THE FUNDS
      Pioneer Select Mid Cap Growth Fund
and Pioneer Growth Opportunities Fund,
respectively, hereby further covenant as follows:
      5.1	Pioneer Select Mid Cap Growth
Fund covenants that the Growth Opportunities
Fund Shares to be issued hereunder are not
being acquired by Pioneer Select Mid Cap
Growth Fund for the purpose of making any
distribution thereof other than in accordance
with the terms of this Agreement;
      5.2	Pioneer Select Mid Cap Growth
Fund will assist Pioneer Growth Opportunities
Fund in obtaining such information as Pioneer
Growth Opportunities Fund reasonably requires
concerning the beneficial ownership of the
Select Mid Cap Growth Fund Shares.
      5.3	Subject to the provisions of this
Agreement, each Fund will take, or cause to be
taken, all actions, and do or cause to be done, all
things reasonably necessary, proper or advisable
to consummate the transactions contemplated by
this Agreement;
      5.4	Pioneer Select Mid Cap Growth
Fund shall furnish to Pioneer Growth
Opportunities Fund on the Closing Date a
statement of assets and liabilities of Pioneer
Select Mid Cap Growth Fund ("Statement of
Assets and Liabilities") as of the Closing Date
setting forth the NAV (as computed pursuant to
Paragraph 2.1) of Pioneer Select Mid Cap
Growth Fund as of the Valuation Time, which
statement shall be prepared in accordance with
GAAP consistently applied and certified by
Pioneer Series Trust I's Treasurer or Assistant
Treasurer.  As promptly as practicable, but in
any case within 30 days after the Closing Date,
Pioneer Series Trust I, on behalf of Pioneer
Select Mid Cap Growth Fund, shall furnish to
Pioneer Growth Opportunities Fund, in such
form as is reasonably satisfactory to Pioneer
Growth Opportunities Fund, a statement of the
earnings and profits of Pioneer Select Mid Cap
Growth Fund for federal income tax purposes,
and of any capital loss carryovers and other
items that will be carried over to Pioneer
Growth Opportunities Fund under the Code, and
which statement will be certified by the
Treasurer of Pioneer Series Trust I; and
      5.5	Neither Fund shall take any
action that is inconsistent with the
representations set forth herein or, with respect
to Pioneer Select Mid Cap Growth Fund or
Pioneer Series Trust I, in the Select Mid Cap
Growth Fund Tax Representation Certificate
and, with respect to Pioneer Growth
Opportunities Fund or Pioneer Series Trust II, in
the Growth Opportunities Fund Tax
Representation Certificate.  Unless otherwise
required pursuant to a "determination" within
the meaning of Section 1313(a) of the Code, the
parties hereto shall treat and report the
transactions contemplated hereby as a
reorganization within the meaning of Section
368(a) of the Code and shall not take any
position inconsistent with such treatment.
6.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
SELECT MID CAP GROWTH
FUND
      The obligations of Pioneer Select Mid
Cap Growth Fund to complete the transactions
provided for herein shall be, at its election,
subject to the performance by Pioneer Growth
Opportunities Fund of all the obligations to be
performed by it hereunder on or before the
Closing Date, and, in addition thereto, the
following further conditions, unless waived by
Pioneer Select Mid Cap Growth Fund in
writing:
      6.1	All representations and
warranties by Pioneer Series Trust II, on behalf
of Pioneer Growth Opportunities Fund,
contained in this Agreement shall be true and
correct in all material respects as of the date
hereof and, except as they may be affected by
the transactions contemplated by this
Agreement, as of the Closing Date with the
same force and effect as if made on and as of
the Closing Date;
      6.2	Pioneer Series Trust II shall have
delivered to Pioneer Series Trust I on the
Closing Date a certificate of Pioneer Series
Trust II, on behalf of Pioneer Growth
Opportunities Fund, executed in its name by its
President or Vice President and its Treasurer or
Assistant Treasurer, in form and substance
satisfactory to Pioneer Series Trust I and dated
as of the Closing Date, to the effect that the
representations and warranties of Pioneer Series
Trust II made in this Agreement on behalf of
Pioneer Growth Opportunities Fund are true and
correct in all material respects at and as of the
Closing Date, except as they may be affected by
the transactions contemplated by this
Agreement, that each of the conditions to
Closing in this Article 6 has been met, and as to
such other matters as Pioneer Series Trust I shall
reasonably request;
      6.3	Pioneer Series Trust II, on its
own behalf and on behalf of Pioneer Growth
Opportunities Fund, shall have delivered to
Bingham McCutchen LLP a Growth
Opportunities Fund Tax Representation
Certificate, satisfactory to Bingham McCutchen
LLP, in a form mutually acceptable to Pioneer
Series Trust II and Pioneer Series Trust I,
concerning certain tax-related matters; and
      6.4	With respect to Pioneer Growth
Opportunities Fund, the Board of Trustees of
Pioneer Series Trust II shall have determined
that the Reorganization is in the best interests of
Pioneer Growth Opportunities Fund and, based
upon such determination, shall have approved
this Agreement and the transactions
contemplated hereby.
7.	CONDITIONS PRECEDENT TO
OBLIGATIONS OF PIONEER
GROWTH OPPORTUNITIES FUND
      The obligations of Pioneer Growth
Opportunities Fund to complete the transactions
provided for herein shall be, at its election,
subject to the performance by Pioneer Select
Mid Cap Growth Fund of all the obligations to
be performed by it hereunder on or before the
Closing Date and, in addition thereto, the
following further conditions, unless waived by
Pioneer Growth Opportunities Fund in writing:
      7.1	All representations and
warranties of Pioneer Series Trust I, on behalf
of Pioneer Select Mid Cap Growth Fund,
contained in this Agreement shall be true and
correct in all material respects as of the date
hereof and, except as they may be affected by
the transactions contemplated by this
Agreement, as of the Closing Date with the
same force and effect as if made on and as of
the Closing Date;
      7.2	Pioneer Series Trust I shall have
delivered to Pioneer Growth Opportunities Fund
the Statement of Assets and Liabilities of
Pioneer Select Mid Cap Growth Fund pursuant
to Paragraph 5.4, together with a list of its
portfolio securities showing the federal income
tax bases and holding periods of such securities,
as of the Closing Date, certified by Pioneer
Series Trust I's Treasurer or Assistant
Treasurer;
      7.3	Pioneer Series Trust I shall have
delivered to Pioneer Series Trust II on the
Closing Date a certificate of Pioneer Series
Trust I, on behalf of Pioneer Select Mid Cap
Growth Fund, executed in its name by its
President or Vice President and a Treasurer or
Assistant Treasurer, in form and substance
reasonably satisfactory to Pioneer Series Trust II
and dated as of the Closing Date, to the effect
that the representations and warranties of
Pioneer Series Trust I made in this Agreement
on behalf of Pioneer Select Mid Cap Growth
Fund are true and correct in all material respects
at and as of the Closing Date, except as they
may be affected by the transactions
contemplated by this Agreement, that each of
the conditions to Closing in this Article 7 has
been met, and as to such other matters as
Pioneer Series Trust II shall reasonably request;
      7.4	Pioneer Series Trust I, on its own
behalf and on behalf of Pioneer Select Mid Cap
Growth Fund, shall have delivered to Bingham
McCutchen LLP a Select Mid Cap Growth Fund
Tax Representation Certificate, satisfactory to
Bingham McCutchen LLP, in a form mutually
acceptable to Pioneer Series Trust II and
Pioneer Series Trust I, concerning certain tax-
related matters; and
      7.5	With respect to Pioneer Select
Mid Cap Growth Fund, the Board of Trustees of
Pioneer Series Trust I shall have determined that
the Reorganization is in the best interests of
Pioneer Select Mid Cap Growth Fund and,
based upon such determination, shall have
approved this Agreement and the transactions
contemplated hereby.
8.	FURTHER CONDITIONS
PRECEDENT
      If any of the conditions set forth below
does not exist on or before the Closing Date
with respect to either party hereto, the other
party to this Agreement shall, at its option, not
be required to consummate the transactions
contemplated by this Agreement:
      8.1	On the Closing Date, no action,
suit or other proceeding shall be pending before
any court or governmental agency in which it is
sought to restrain or prohibit, or obtain damages
or other relief in connection with, this
Agreement or the transactions contemplated
herein;
      8.2	All consents of other parties and
all other consents, orders and permits of federal,
state and local regulatory authorities (including
those of the Commission and of state Blue Sky
and securities authorities) deemed necessary by
either party hereto to permit consummation, in
all material respects, of the transactions
contemplated hereby shall have been obtained,
except where failure to obtain any such consent,
order or permit would not involve a risk of a
material adverse effect on the assets or
properties of either party hereto, provided that
either party may waive any such conditions for
itself;
      8.3	The registration statement on
Form N-14 filed in connection with this
Agreement shall have become effective under
the Securities Act and no stop order suspending
the effectiveness of the registration statement
shall have been issued and, to the knowledge of
the parties hereto, no investigation or
proceeding for that purpose shall have been
instituted or be pending, threatened or
contemplated under the Securities Act;
      8.4	The parties shall have received
an opinion of Bingham McCutchen LLP,
satisfactory to Pioneer Series Trust I and
Pioneer Series Trust II and subject to customary
assumptions and qualifications, substantially to
the effect that, based upon certain facts,
assumptions and representations, and upon
certifications contained in the Growth
Opportunities Fund Tax Representation
Certificate and the Select Mid Cap Growth Fund
Tax Representation Certificate, for federal
income tax purposes (i) the Reorganization will
constitute a "reorganization" within the meaning
of Section 368(a) of the Code, and each of
Pioneer Select Mid Cap Growth Fund and
Pioneer Growth Opportunities Fund will be a
"party to a reorganization" within the meaning
of Section 368(b) of the Code; (ii) no gain or
loss will be recognized by Pioneer Select Mid
Cap Growth Fund on the transfer of the Select
Mid Cap Growth Fund Assets to Pioneer
Growth Opportunities Fund solely in exchange
for the Growth Opportunities Fund Shares and
the assumption by Pioneer Growth
Opportunities Fund of the Assumed Liabilities,
or upon the distribution of the Growth
Opportunities Fund Shares to the shareholders
of Pioneer Select Mid Cap Growth Fund, except
for (A) gain or loss that may be recognized on
the transfer of "section 1256 contracts" as
defined in Section 1256(b) of the Code, (B) gain
that may be recognized on the transfer of stock
in a "passive foreign investment company" as
defined in Section 1297(a) of the Code, or (C)
any other gain that may be required to be
recognized as a result of the closing of Pioneer
Select Mid Cap Growth Fund's taxable year or
upon the transfer of an asset regardless of
whether such transfer would otherwise be a non-
recognition transaction under the Code; (iii) the
tax basis in the hands of Pioneer Growth
Opportunities Fund of each Select Mid Cap
Growth Fund Asset will be the same as the tax
basis of such Select Mid Cap Growth Fund
Asset in the hands of Pioneer Select Mid Cap
Growth Fund immediately prior to the transfer
thereof, increased by the amount of gain (or
decreased by the amount of loss), if any,
recognized by Pioneer Select Mid Cap Growth
Fund on the transfer; (iv) the holding period of
each Select Mid Cap Growth Fund Asset in the
hands of Pioneer Growth Opportunities Fund,
other than assets with respect to which gain or
loss is required to be recognized, will include in
each instance the period during which such
Select Mid Cap Growth Fund Asset was held by
Pioneer Select Mid Cap Growth Fund; (v) no
gain or loss will be recognized by Pioneer
Growth Opportunities Fund upon its receipt of
the Select Mid Cap Growth Fund Assets solely
in exchange for Growth Opportunities Fund
Shares and the assumption of the Assumed
Liabilities; (vi) no gain or loss will be
recognized by the Select Mid Cap Growth Fund
Shareholders upon the exchange of all of their
Select Mid Cap Growth Fund Shares for Growth
Opportunities Fund Shares as part of the
Reorganization; (vii) the aggregate tax basis of
the Growth Opportunities Fund Shares that each
Select Mid Cap Growth Fund Shareholder
receives in the Reorganization will be the same
as the aggregate tax basis of the Select Mid Cap
Growth Fund Shares exchanged therefor; (viii)
each Select Mid Cap Growth Fund
Shareholder's holding period for the Growth
Opportunities Fund Shares received in the
Reorganization will include the period for which
such shareholder held the Select Mid Cap
Growth Fund Shares exchanged therefor,
provided that the Select Mid Cap Growth Fund
Shareholder held such Select Mid Cap Growth
Fund Shares as capital assets on the date of
exchange.  Notwithstanding anything in this
Agreement to the contrary, neither Pioneer
Select Mid Cap Growth Fund nor Pioneer
Growth Opportunities Fund may waive the
condition set forth in this paragraph 8.4.
      8.5	Pioneer Series Trust I, on behalf
of Pioneer Select Mid Cap Growth Fund, shall
have distributed to the Select Mid Cap Growth
Fund Shareholders, in a distribution or
distributions qualifying for the deduction for
dividends paid under Section 561 of the Code,
all of Pioneer Select Mid Cap Growth Fund's
investment company taxable income (as defined
in Section 852(b)(2) of the Code determined
without regard to Section 852(b)(2)(D) of the
Code) for its taxable year ending on the Closing
Date, all of the excess of (i) its interest income
excludable from gross income under Section
103(a) of the Code over (ii) its deductions
disallowed under Sections 265 and 171(a)(2) of
the Code for its taxable year ending on the
Closing Date, and all of its net capital gain (as
such term is used in Sections 852(b)(3)(A) and
(C) of the Code), after reduction by any
available capital loss carryforward, for its
taxable year ending on the Closing Date.
9.	BROKERAGE FEES AND
EXPENSES
      9.1	Each party hereto represents and
warrants to the other party hereto that there are
no brokers or finders entitled to receive any
payments in connection with the transactions
provided for herein.
      9.2	The parties have been informed
by Pioneer that it will pay 75% of the expenses
incurred in connection with the Reorganization
(including, but not limited to, the preparation of
the registration statement on Form N-14).
Pioneer Growth Opportunities Fund agrees to
pay 25% of the expenses incurred in connection
with the Reorganization (including, but not
limited to, the preparation of the registration
statement on Form N-14).  Notwithstanding any
of the foregoing, expenses will in any event be
paid by the party directly incurring such
expenses if and to the extent that the payment
by another person of such expenses would result
in the disqualification of such party as a
"regulated investment company" within the
meaning of Section 851 of the Code or would
prevent the Reorganization from qualifying as a
tax-free reorganization.
10.	ENTIRE AGREEMENT; SURVIVAL
OF WARRANTIES
      10.1	Pioneer Series Trust II and
Pioneer Series Trust I each agrees that neither
party has made any representation, warranty or
covenant not set forth herein or referred to in
Paragraphs 4.1 or 4.2 hereof and that this
Agreement constitutes the entire agreement
between the parties.
      10.2	The covenants to be performed
after the Closing by both Pioneer Series Trust II
and Pioneer Series Trust I shall survive the
Closing.  The representations and warranties
and all other covenants contained in this
Agreement or in any document delivered
pursuant hereto or in connection herewith shall
not survive the consummation of the
transactions contemplated hereunder.
11.	TERMINATION
      11.1	This Agreement may be
terminated by the mutual agreement of Pioneer
Series Trust II and Pioneer Series Trust I.  In
addition, either party may at its option terminate
this Agreement at or prior to the Closing Date:
            (a)	by resolution of Pioneer
Series Trust II's Board of Trustees if
circumstances should develop that, in the good
faith opinion of such Board, make proceeding
with the Agreement not in the best interests of
Pioneer Growth Opportunities Fund's
shareholders; or
            (b)	by resolution of Pioneer
Series Trust I's Board of Trustees if
circumstances should develop that, in the good
faith opinion of such Board, make proceeding
with the Agreement not in the best interests of
Pioneer Select Mid Cap Growth Fund's
shareholders.
      11.2	In the event of any such
termination, there shall be no liability for
damages on the part of Pioneer Series Trust II,
Pioneer Growth Opportunities Fund, Pioneer
Series Trust I or Pioneer Select Mid Cap
Growth Fund, or the trustees or officers of
Pioneer Series Trust I or Pioneer Series Trust II,
but, subject to Paragraph 9.2, each party shall
bear the expenses incurred by it incidental to the
preparation and carrying out of this Agreement.
12.	AMENDMENTS
      This Agreement may be amended,
modified or supplemented in such manner as
may be mutually agreed upon in writing by the
authorized officers of Pioneer Series Trust I and
Pioneer Series Trust II; provided that nothing
contained in this Section 12 shall be construed
to prohibit the parties from amending this
Agreement to change the Closing Date.
13.	NOTICES
      Any notice, report, statement or demand
required or permitted by any provision of this
Agreement shall be in writing and shall be given
by prepaid telegraph, telecopy or certified mail
addressed to Pioneer Series Trust I and Pioneer
Series Trust II at 60 State Street, Boston,
Massachusetts 02109.
14.	HEADINGS; COUNTERPARTS;
GOVERNING LAW; ASSIGNMENT
      14.1	The article and paragraph
headings contained in this Agreement are for
reference purposes only and shall not affect in
any way the meaning or interpretation of this
Agreement.
      14.2	This Agreement may be executed
in any number of counterparts, each of which
shall be deemed an original.
      14.3	This Agreement shall be
governed by and construed in accordance with
the internal laws of the State of Delaware,
without giving effect to conflict of laws
principles (other than Delaware Code Title 6 SS
2708); provided that, in the case of any conflict
between those laws and the federal securities
laws, the latter shall govern.
      14.4	This Agreement shall bind and
inure to the benefit of the parties hereto and
their respective successors and assigns, but no
assignment or transfer hereof or of any rights or
obligations hereunder shall be made by either
party without the prior written consent of the
other party hereto.  Nothing herein expressed or
implied is intended or shall be construed to
confer upon or give any person, firm or
corporation, or other entity, other than the
parties hereto and their respective successors
and assigns, any rights or remedies under or by
reason of this Agreement.
*  *  *  *  *

      IN WITNESS WHEREOF, each of the
parties hereto has caused this Agreement to be executed as of the date first set forth above by its President or Vice President and attested by its Secretary or Assistant Secretary.
Attest:
PIONEER SERIES
TRUST I,
on behalf of its series,
PIONEER SELECT
MID CAP GROWTH
FUND

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Secretary

By:
___________________
__________________
Name: John F. Cogan,
Jr.
Title:  President

Attest:
PIONEER SERIES
TRUST II,
on behalf of its series,
PIONEER GROWTH
OPPORTUNITIES
FUND

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Secretary

By:
___________________
__________________
Name: John F. Cogan,
Jr.
Title:  President

Attest:
Solely for purposes of
paragraph 9.2 of the
Agreement:
Pioneer Investment
Management, Inc.

By:
_________________
_______________
Name: Christopher J.
Kelley
Title: Vice President

By:_________________
_________________
Name:
Title:


SCHEDULE 4.1
None

SCHEDULE 4.2
None



40
A/75365908.5

A/75365908.5